Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 25, 2026 with respect to the financial statements of Critical Metals Corp. included in the Annual Report on Form 20-F of Critical Metals Corp. for the year ended June 30, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

October 21, 2026